AMENDED AND RESTATED
                                   RULE 12B-1
                                DISTRIBUTION PLAN


     THIS RULE 12B-1 DISTRIBUTION PLAN, adopted on January 28, 2000, is amended and restated this 30th day of November 2000, by the corporations listed on Schedule A, as such schedule may be amended from time to time, each a Wisconsin Corporation (each a "Corporation" and collectively the "Corporations"); and

     WHEREAS, the Corporation engages in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940 (the "1940 Act"); and

     WHEREAS, the Corporation is authorized to create separate series, each with its own separate investment portfolio, and the beneficial interest in each such series will be represented by a separate series of shares (each series is individually a "Fund" and collectively, the "Funds"); and

     WHEREAS, each Corporation has adopted a multi-class plan pursuant to Rule 18f-3 ("Multi-Class Plan") that describes the different rights, privileges and expenses of each class; and

     WHEREAS, under the Multi-Class Plan, Advisor Class shares, Class A shares, Class B shares, Class C shares and Class L shares are each sold subject to a distribution fee paid pursuant to Rule 12b-1; and

     WHEREAS, the Corporations, on behalf of each Fund that is listed on Schedule A, as such Schedule A may be amended from time to time, desires to adopt a Plan of Distribution pursuant to Rule 12b-1 under the 1940 Act with respect to Advisor Class shares, Class A shares, Class B shares, Class C shares and Class L shares of each Fund, as listed on Schedule A, ("Distribution Plan"); and

     WHEREAS, the Corporations employ Strong Investments, Inc. ("Distributor") as distributor of the securities issued by each Fund; and

     WHEREAS, the Corporations, with respect to their Advisor Class shares, Class A shares, Class B shares, Class C shares, and Class L shares of the Funds, intend to enter into Selected Dealer Agreements and other distribution or servicing agreements ("Agreements") pursuant to the Distribution Plan with various dealers and/or service organizations ("Service Organizations") either directly or through the Funds' Distributor, pursuant to which the Service
Organization will make available or service Advisor Class shares, Class A shares, Class B shares, Class C shares, and Class L shares or will offer such classes of shares for sale to the public; and

     WHEREAS, the Board of Directors of each Corporation, including the Rule 12b-1 Directors, as defined herein, have determined in the exercise of their reasonable business judgement and in light of their fiduciary duties that there is a reasonable likelihood that adoption of this Distribution Plan will benefit each of the Funds and each Fund's Advisor Class shareholders, Class A shareholders, Class B shareholders, Class C shareholders, and Class L shareholders; and

     NOW, THEREFORE, the Corporations, on behalf of the Funds, each hereby adopts this Distribution Plan on the following terms and conditions:

     1. COMPENSATION. The Funds are authorized to pay to the Distributor, as the distributor of the Advisor Class shares, Class A shares, Class B shares, Class C shares, and Class L shares of each Fund, or pay directly to a Service Organization as compensation for the distribution of the Advisor Class shares, Class A shares, Class B shares, Class C shares and Class L shares of each Fund and/or the servicing of shareholders of Advisor Class shares, Class A shares, Class B shares, Class C shares, and Class L shares of each Fund at an annual rate not to exceed the following amount of each Fund's average daily net assets attributable to Advisor Class shares, Class A shares, Class B shares, Class C shares and Class L shares:

          (a) Advisor Class shares. For Advisor Class shares, the fee paid pursuant to this Distribution Plan shall not exceed the annual rate of 1.00% of the Fund's average daily net assets attributable to Advisor Class shares.

          (b) Class A shares. For Class A shares, the fee paid pursuant to this Distribution Plan shall not exceed the annual rate of 0.25% of the Fund's average daily net assets attributable to Class A shares.

          (c) Class B shares. For Class B shares, the fee paid pursuant to this Distribution Plan shall not exceed the annual rate of 1.00% of the Fund's average daily net assets attributable to Class B shares.

          (d) Class C shares. For Class C shares, the fee paid pursuant to this Distribution Plan shall not exceed the annual rate of 1.00% of the Fund's average daily net assets attributable to Class C shares.

          (e) Class L shares. For Class L shares, the fee paid pursuant to this Distribution Plan shall not exceed the annual rate of 0.75% of the Fund's average daily net assets attributable to Class L shares.

     Of the above amounts, no more than 0.25% of the Fund's average daily net assets of each class may be used to compensate the Distributor and/or Service Organizations for servicing activities.

     The Distributor may retain any amounts that it receives under this Distribution Plan, which are not paid to Service Organizations for distribution and/or shareholder services.

     Notwithstanding the foregoing, in no event shall any such expenditure paid by the Fund as an "asset-based sales charge," as defined in NASD Conduct Rule 2830, exceed (together with any applicable sales load for the Advisor Class shares, Class A shares, Class B shares, Class C shares, and Class L shares) the amount of permissible "sales charges" specified in NASD Conduct Rule 2830. The amount of such compensation shall be calculated and accrued daily and paid monthly or at such other intervals as each Corporation shall determine, subject to any applicable restriction imposed by rules of the National Association of Securities Dealers, Inc.

     2. DISTRIBUTION AND SERVICING ACTIVITIES. The amount of the distribution or shareholder servicing fees as set forth in Paragraph 1 may be paid to the Distributor or directly to a Service Organization for any activities or expenses primarily intended to result in the sale or servicing of Advisor Class shares, Class A shares, Class B shares, Class C shares, and Class L shares, including, but not limited to: (i) compensation to, and expenses, including overhead and telephone expenses, of employees of the Distributor who engage in or support the distribution of Advisor Class shares, Class A shares, Class B shares, Class C shares, and Class L shares; (ii) advancing commissions to securities dealers for the initial sale of Class B shares, Class C shares, and Class L shares; (iii) printing and distribution of prospectuses, statements of additional information and any supplements thereto, and shareholder reports to persons other than existing shareholders; (iv) preparation, printing and distribution of sales literature and advertising materials; (v) holding seminars and sales meetings with wholesale and retail sales personnel, which are designed to promote the distribution of Advisor Class shares, Class A shares, Class B shares, Class C shares, and Class L shares; and (vi) compensation to Service Organizations. The Fund or the Distributor may determine the services to be provided by the Service Organizations to shareholders in connection with the sale or servicing of Advisor Class shares, Class A shares, Class B shares, Class C shares, and Class L shares. All or any portion of the compensation paid to the Distributor may be paid by the Distributor to Service Organizations who sell or service Advisor Class shares, Class A shares, Class B shares, Class C shares, and Class L shares.

     3. DISTRIBUTION AND SERVICING ACTIVITIES OF SERVICE ORGANIZATIONS. Services that a Servicing Organization may provide under an Agreement for which they receive compensation in accordance with the Distribution Plan include, but are not limited to, the following functions: assisting the Distributor in marketing shares of the Funds to prospective Advisor Class investors, Class A investors, Class B investors, Class C investors, and Class L investors and existing customers (" Customers"); assisting the Distributor in processing purchase, exchange and redemption requests for Customers and in placing such orders with the Funds; providing periodic information to Customers about their holdings of Fund shares; arranging for bank wires or federal funds wires; responding to Customer inquiries concerning their investments in the Funds and the services performed under the Distribution Plan; where required by law, forwarding Fund shareholder communications (such as proxies, shareholder reports, financial statements and dividend, distribution and tax notices) to Customers; assisting Customers in changing dividend options, account designations, and addresses; and providing such other similar services as the Distributor may reasonably request to the extent permitted under applicable laws or regulations.

     4. SHAREHOLDER APPROVAL. This Distribution Plan shall not take effect with respect to a Fund or class until it has been approved by a vote of at least a majority of the outstanding voting securities (as defined in the 1940 Act) of such Fund or class, if such Distribution Plan is adopted by any Fund's Advisor Class shares, Class A shares, Class B shares, Class C shares and Class L shares after a public offering of such shares.

     5. DIRECTOR APPROVAL. This Distribution Plan shall not take effect with respect to a Fund or class until it, together with any related agreements, has been approved by a vote of both (a) the Board of Directors of a Corporation and
(b) those Directors of a Corporation who are not "interested persons" of the Corporation (as defined in the 1940 Act) and who have no direct or indirect financial interest in the operation of this Distribution Plan or any agreements related to it (the "Rule 12b-1 Directors"), cast in person at a meeting (or meetings) called for the purpose of voting on this Distribution Plan and such related agreements.

     6. TERM. This Distribution Plan shall continue in effect for a term of one year. Thereafter, this Distribution Plan shall continue in force and effect as to a Fund for so long as such continuance is specifically approved, at least annually, in the manner provided for approval of this Distribution Plan in Paragraph 5 and only if the Directors conclude that there is a reasonable likelihood that the Distribution Plan will benefit the Fund and its Advisor
Class shareholders, Class A shareholders, Class B shareholders, Class C shareholders and Class L shareholders.

     7. QUARTERLY REPORTS. The Distributor or any other person authorized to direct the disposition of monies pursuant to the Distribution Plan or any related agreement shall provide to the Board of Directors of the Corporation and the Board of Directors shall review, at least quarterly, a written report of the amounts expended pursuant to the Distribution Plan and any agreements related thereto and the purposes for which such expenditures were made.

     8. TERMINATION. This Distribution Plan may be terminated as to any Fund at any time, without payment of any penalty, by vote of a majority of the Rule 12b-1 Directors, or by a vote of a majority of the outstanding voting securities of such Fund.

     9. RELATED AGREEMENTS. Any agreement related to this Plan shall be in writing and shall provide that: (a) the agreement may be terminated at any time upon sixty (60) days' written notice, without the payment of any penalty, by vote of a majority of the Rule 12b-1 Directors, or by vote of a majority of the outstanding voting securities of the Fund; (b) the agreement shall automatically terminate in the event of the agreement's assignment (as defined in the 1940
Act); (c) the agreement shall continue in effect for a period of more than one year from the date of the agreement's execution or adoption only so long as such continuance is specifically approved, at least annually, in the manner provided for under Paragraph 5 of this Distribution Plan; and (d) any person authorized to direct the disposition of monies paid or payable to a Fund pursuant to this Distribution Plan provide to the Board of Directors, and the Directors shall review at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

     10. SEVERABILITY. The provisions of this Distribution Plan are severable for each Fund and class and if provisions of the Distribution Plan applicable to a particular Fund or class are terminated, the remainder of the Distribution Plan provisions' application to the other remaining Funds or classes shall not be invalidated thereby and shall be given full force and effect. If any action needs to be taken regarding this Distribution Plan that affects a particular Fund or class, the action shall be taken separately for the Fund or class affected by the matter. Nothing in this Paragraph 10 shall affect the rights of any class under its Multi-Class Plan.

     11. AMENDMENTS. No material amendment to the Distribution Plan of any kind (including any material increase in the amount of total compensation provided for in Paragraph 1) shall be made unless such amendment is approved in the manner provided for approval and annual renewal of the Distribution Plan in Paragraph 5. In addition, this Distribution Plan may not be amended to increase materially the amount of compensation provided for in Paragraph 1 unless such amendment is approved in the manner provided for initial approval in Paragraph 4.

     12. SELECTION AND NOMINATION OF DIRECTORS. While this Distribution Plan is in effect, the selection and nomination of Directors who are not "interested persons" (as defined in the 1940 Act) of a Corporation shall be committed to the discretion of the then current Directors who are not interested persons (as defined in the 1940 Act) of the Corporation.

     13. RECORDKEEPING. The Funds shall preserve copies of this Distribution Plan and any related agreements and all reports made pursuant to Paragraph 6 for a period of not less than six (6) years from the date of this Distribution Plan, such agreements or such reports, as the case may be, the first two (2) years in an easily accessible place.

                                   SCHEDULE A

The Funds of the Corporation currently subject to this Distribution Plan are as follows:

                                                                                          Date of Addition
   CORPORATION/FUND                                                                  TO THIS DISTRIBUTION PLAN
Strong Advantage Fund, Inc.                                                                August 30, 1999
         -Strong Advantage Fund
Strong Corporate Bond Fund, Inc.                                                           August 30, 1999
         -Strong Corporate Bond Fund
Strong Government Securities Fund, Inc.                                                    August 30, 1999
         -Strong Government Securities Fund
Strong Income Funds II, Inc.                                                               August 30, 1999
         -Strong Advisor Bond Fund
Strong Short-Term Bond Fund, Inc.                                                          August 30, 1999
         -Strong Short-Term Bond Fund
Strong Equity Funds, Inc.
         -Strong Enterprise Fund                                                          February 23, 2000
         -Strong Growth Fund                                                              February 23,2000
         -Strong Growth 20 Fund                                                           February 23, 2000
         -Strong Advisor Mid Cap Growth Fund                                              November 30, 2000
         -Strong Advisor Small Cap Value Fund                                             November 30, 2000
Strong Opportunity Fund, Inc.                                                             February 23, 2000
         -Strong Opportunity Fund
Strong Common Stock Fund, Inc.                                                            November 30, 2000
         -Strong Advisor Common Stock Fund
         -Strong Advisor Focus Fund
         -Strong Advisor Technology Fund
Strong Conservative Equity Funds, Inc.
         -Strong Blue Chip 100 Fund                                                       February 28, 2000
         -Strong Growth and Income Fund                                                   February 28, 2000
         -Strong Advisor U.S Value Fund                                                   November 30, 2000
Strong High-Yield Municipal Bond Fund, Inc.                                               February 28, 2000
         -Strong High-Yield Municipal Bond Fund
Strong Income Funds, Inc.                                                                 February 28, 2000
         -Strong High-Yield Bond Fund
         -Strong Short-Term High Yield Bond Fund
Strong Municipal Bond Fund, Inc.                                                          February 28, 2000
         -Strong Municipal Bond Fund
Strong Municipal Funds Inc.                                                               February 28, 2000
         -Strong Short-Term High Yield Municipal Fund
         -Strong Municipal Advantage Fund                                                September 29, 2000




Strong Short-Term Global Bond Fund, Inc.                                                  November 30, 2000
         -Strong Advisor Short Duration Bond Fund
         -Strong Advisor Aggressive High-Yield Bond Fund
Strong Short-Term Municipal Bond Fund, Inc.                                               February 28, 2000
         -Strong Short-Term Municipal Bond Fund
Strong Heritage Reserve Series, Inc.                                                       March 30, 2000
         -Strong Heritage Money Fund


Dated November 30, 2000